Exhibit 21.1—Subsidiaries of the Registrant

Registrant’s Subsidiaries:

Xian Xilan Natural Gas Equipment Ltd., a limited liability company formed under the laws of the Peoples’ Republic of China (“PRC”)

Xilan Energy Co., Ltd., a limited liability company formed under the laws of Hong Kong.

Registrant’s Variable Interest Entity:

Xian Xilan Natural Gas Co., Ltd., a limited liability company incorporated under the laws of the PRC

Subsidiary of the Registrant’s Variable Interest Entity:

Hubei Xilan Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC

Lingbao Yuxi Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC

Shaanxi Jingbian Liquefied Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC

Henan Xilan Natural Gas Co., Ltd., a limited liability company formed under the laws of the PRC

Xi’an Xilan Auto Body Shop Co., Ltd., a limited liability company formed under the laws of the PRC

Joint Venture of the Registrant's Variable Interest Entity:

Henan CNPC Kunlun Xilan Compressed Natural Gas Co., Ltd., a joint venture company formed by Xian Xilan Natural Gas Co., Ltd and CNPC Kunlun Natural Gas Company.